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                                                                       EXHIBIT 3

                     FORM OF MANAGEMENT ROLL-OVER AGREEMENT

                                          February 14, 1996

CHO Holdings Inc.
CHO Acquisition Inc.
Metro Tower, Suite 1170
950 Tower Lane
Foster City, California 94404-2121

Gentlemen:

    I understand that Andros Incorporated (the "Company"), CHO Holdings Inc. ("Holdings") and CHO Acquisition Inc. ("Acquisition") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which (i) Acquisition shall commence a tender offer (the "Offer") for all of the outstanding shares of common stock of the Company (the "Shares") and (ii) Acquisition shall, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, be merged with and into the Company (the "Merger"). In connection with the Merger Agreement, Acquisition, Holdings and I hereby agree as follows:

        1. I agree that the number of options for Shares (the "Options") specified below my signature hereto shall not be cashed out pursuant to the terms of the Merger Agreement, and that I shall not exercise any of such Options. Instead, prior to the Merger I shall surrender such Options in exchange for options to acquire shares of common stock of Holdings.

        2. At or prior to the consummation of the Merger, I shall enter into a stockholders' agreement, upon terms and in a form reasonably satisfactory to me and Holdings, governing the exercise of such Options and the terms of common stock issuable pursuant to such Options.

        3. This Agreement shall terminate upon any termination of the Merger Agreement (other than as a result of consummation of the Merger).

    Please acknowledge your understanding of and agreement to the foregoing by executing and returning to me the enclosed copy of this letter.

                                          Sincerely,

                                          --------------------------------------
                                          Name:
                                          Number of Rolled Options:

ACKNOWLEDGED AND AGREED:

CHO HOLDINGS INC.

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By
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CHO ACQUISITION INC.
By
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   Name:
   Title:
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